UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2020

SYNTHESIS ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-33522 (Commission File Number)	20-2110031 (IRS Employer Identification Number)

One Riverway, Suite 1700

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 579-0600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

On June 3, 2020 the Company received a written notice from Australian Future Energy Pty Ltd (“AFE”) of AFE’s termination of Agreement and Plan of Merger (As Amended), (the “Merger Agreement”), thereby terminating the previously announced planned merger by and among SES, AFE and SES Merger Sub, Inc. On June 4, 2020 the Company provided to AFE written acknowledgment of its receipt of the notice of termination of the Merger Agreement and has reserved its rights arising from AFE’s actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthesis Energy Systems, Inc.

Date: June 4, 2020	By:	/s/ Charles Runnels
Charles Runnels, Principal Executive Officer